Corporate Communications Department
NEWS Release

Textron Reports Third Quarter 2026 Results; Raises Full Year Adjusted EPS and Cash Flow Outlook

•EPS of $1.56; adjusted EPS of $1.76, up from $1.55 in the prior year
•Revenues of $3.8 billion, up 4%, or $149 million, compared to the prior year
•Manufacturing group net cash flow from operating activities of $512 million; manufacturing cash flow before pension contributions of $418 million for the quarter
•U.S. Army received Congressional approval for the Above Threshold Reprogramming (ATR) request related to the MV-75 Cheyenne program
•Full-year adjusted EPS outlook raised to $6.55 - $6.65 and cash flow outlook raised to $800 - $900 million

Providence, Rhode Island – October 29, 2026 – Textron Inc. (NYSE: TXT) today reported third quarter 2026 income from continuing operations of $1.56 per share, compared to $1.31 in the third quarter of 2025. Adjusted income from continuing operations, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, was $1.76 per share for the third quarter of 2026, compared to $1.55 per share in the third quarter of 2025.

"Textron delivered a strong quarter with $3.8 billion of revenue and $1.76 of adjusted EPS, as well as $418 million of manufacturing cash flow before pension contributions,” said Textron CEO Lisa M. Atherton. "Higher jet deliveries at Textron Aviation and program execution at Textron Systems drove double-digit revenue growth at each of these segments. Bell continued to make significant operational progress on the MV-75 Cheyenne program."

Cash Flow

Net cash provided by operating activities of the manufacturing group for the third quarter was $512 million, compared to $348 million in last year's third quarter. Manufacturing cash flow before pension contributions, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, totaled $418 million for the third quarter, compared to $281 million in last year's third quarter.

In the quarter, Textron returned $239 million to shareholders through share repurchases.

Outlook

Textron raised its expectation for full-year 2026 GAAP earnings per share from continuing operations to be in the range of $5.64 to $5.74, up from our previous outlook of $5.39 to $5.59. Textron also raised its expectation for full-year 2026 adjusted earnings per share from continuing operations, which is reconciled to GAAP in an attachment to this release, to be in the range of $6.55 to $6.65, up from our previous range of $6.40 to $6.60. Textron also raised its expectation for manufacturing cash flow before pension contributions, a non-GAAP measure, to be in the range of $800 million to $900 million, up from $700 million to $800 million.

Our updated outlook reflects the U.S. Army's receipt of Congressional approval for the ATR request related to the MV-75 Cheyenne program and the associated contract modifications obligating such funding.

Third Quarter Segment Results

Textron Aviation

Textron Aviation’s revenues were $1.7 billion, up 14%, or $201 million from last year's third quarter, reflecting higher aircraft revenues of $152 million and higher aftermarket parts and services revenues of $49 million. The increase in aircraft revenues was primarily due to higher volume and mix, largely reflecting higher Citation jet volume, partially offset by lower commercial turboprop volume. The increase in aftermarket parts and services revenues was due to higher volume and pricing.

Textron Aviation delivered 51 jets in the quarter, compared with 42 in the third quarter of 2025, and 32 commercial turboprops, down from 39 in last year's third quarter.

Segment profit was $179 million in the third quarter, up $7 million, or 4% from a year ago, primarily due to higher aircraft and aftermarket volume and mix, partially offset by an unfavorable impact from manufacturing inefficiencies.

Textron Aviation backlog at the end of the third quarter was $8.0 billion.

Bell

Bell revenues were $933 million, down 9%, or $93 million from the third quarter of 2025. The revenue decrease in the quarter was primarily driven by lower military revenues of $59 million, largely due to lower volume on the MV-75 program. Commercial helicopters, parts and services revenues decreased $34 million compared to the third quarter of 2025, largely due to lower volume and mix.

Bell delivered 29 commercial helicopters in the quarter, down from 30 in last year's third quarter.

Segment profit of $76 million was down $16 million, or 17%, from last year's third quarter, primarily due to lower volume and mix.

Bell backlog at the end of the third quarter was $7.6 billion.

Textron Systems

Textron Systems revenues were $360 million, up 16%, or $50 million from the third quarter of 2025, largely due to higher volume on armored land vehicles and military training and support services provided by Airborne Tactical Advantage Company (ATAC).

Segment profit of $57 million was up $10 million, or 21%, compared with the third quarter of 2025, primarily due to higher volume, partially offset by higher selling and administrative expense, reflecting a net $10 million decrease in a gain associated with the early termination of a vendor contract in the third quarter of 2025.

Textron Systems backlog at the end of the third quarter was $3.5 billion.

Industrial

Industrial revenues were $765 million, up 1%, or $4 million from the third quarter of 2025.

Textron Specialized Vehicles' revenues increased $26 million, or 9%, reflecting higher volume and mix and a favorable impact from pricing. Kautex revenues decreased $22 million, or 5%, largely reflecting lower volume and mix, partially offset by higher pricing.
Segment profit of $38 million was up $7 million, or 23%, from the third quarter of 2025.

Finance

Finance segment revenues were $13 million, and segment profit was $5 million in the third quarter of 2026, as compared to revenues of $26 million and segment profit of $18 million in the third quarter of 2025. The decrease in revenues and segment profit primarily reflects $11 million of gains recognized in the third quarter of 2025 from the disposition of non-captive assets.

Conference Call Information

Textron will host its conference call today, October 29, 2026 at 8:00 a.m. (Eastern) to discuss its third quarter results and outlook. The call will be available via webcast at www.textron.com or by direct dial at (888) 596-4144 in the U.S. or (646) 968-2525 outside of the U.S.; Access Code: 6969175.

In addition, the call will be recorded and available for playback beginning at 11:00 a.m. (Eastern) on Thursday, October 29, 2026 by dialing (800) 770-2030; Access Code: 6969175.

A package containing key data that will be covered on today’s call can be found in the Investor Relations section of the company’s website at www.textron.com.

About Textron Inc.
Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell, Cessna, Beechcraft, Pipistrel, Jacobsen, Kautex, Lycoming, E-Z-GO, and Textron Systems. For more information visit: www.textron.com.
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Forward-looking Information
Certain statements in this release and other oral and written statements made by us from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters, or project revenues, income, returns or other financial measures, often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “guidance,” “project,” “target,” “potential,” “will,” “should,” “could,” “likely” or “may” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: Interruptions in the U.S. Government’s ability to fund its activities, pay its obligations, and/or conduct government functions necessary for the certification of aircraft and aircraft parts and other activities of our businesses; changing priorities or reductions in the U.S. Government defense budget, including those related to military operations in foreign countries; our ability to perform as anticipated and to control costs under contracts with the U.S. Government; the U.S. Government’s ability to unilaterally modify or terminate its contracts with us for the U.S. Government’s convenience or for our failure to perform, to change applicable procurement and accounting policies, or, under certain circumstances, to withhold payment or suspend or debar us as a contractor eligible to receive future contract awards; changes in foreign military funding priorities or budget constraints and determinations, or changes in government regulations or policies on the export and import of military and commercial products; volatility in the global economy or changes in worldwide political conditions that adversely impact demand for our products; volatility in interest rates or foreign exchange rates and inflationary pressures; risks related to our international business, including establishing and maintaining facilities in locations around the world and relying on joint venture partners, subcontractors, suppliers, representatives, consultants and other business partners in connection with international business, including in emerging market countries; our Finance segment’s ability to maintain portfolio credit quality or to realize full value of receivables; performance issues with key suppliers or subcontractors; legislative or regulatory actions, both domestic and foreign, impacting our operations or demand for our products; our ability to control costs and successfully implement various cost-reduction activities; the efficacy of research and development investments to develop new products or unanticipated expenses in connection with the launching of significant new products or programs; the timing of our new product launches or certifications of our new aircraft products; our ability to keep pace with our competitors in the introduction of new products and upgrades with features and technologies desired by our customers; pension plan assumptions and future contributions; demand softness or volatility in the markets in which we do business; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or, operational disruption; difficulty or unanticipated expenses in connection with integrating acquired businesses; the risk that acquisitions do not perform as planned, including, for example, the risk that acquired businesses will not achieve revenue and profit projections; the impact of changes in tax legislation; the risk of disruptions to our business and the business of our suppliers, customers and other business partners due to unexpected events, such as pandemics, natural disasters, acts of war, strikes, terrorism, social unrest or other societal, geopolitical or macroeconomic conditions; risks related to changing U.S. and foreign trade policies, including increased trade restrictions or tariffs; the ability of our businesses to hire and retain the highly skilled personnel necessary for our businesses to succeed; uncertainty related to the Company's ability to satisfy the necessary conditions to consummate the separation of its Industrial segment; and risks related to the Company’s ability to effect a successful separation and realize the anticipated benefits of the separation on a timely basis or at all.

Investor Contacts:
Scott Hegstrom – 401-457-2288
Kyle Williams – 401-457-2288

Media Contact:
Mike Maynard – 401-457-2362

TEXTRON INC.
Revenues by Segment and Reconciliation of Segment Profit to Net Income
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
REVENUES
MANUFACTURING:
Textron Aviation (a)	$1,680	$1,479	$4,709	$4,217
Bell	933	1,026	3,077	3,025
Textron Systems (a)	360	310	1,045	933
Industrial	765	761	2,399	2,392
	3,738	3,576	11,230	10,567
FINANCE	13	26	43	57
Total revenues	$3,751	$3,602	$11,273	$10,624

SEGMENT PROFIT
MANUFACTURING:
Textron Aviation (a)	$179	$172	$498	$464
Bell	76	92	223	262
Textron Systems (a)	57	47	143	125
Industrial	38	31	137	115
	350	342	1,001	966
FINANCE	5	18	27	36
Segment profit (a) (b)	355	360	1,028	1,002

Corporate expenses and other, net (a)	(32)	(29)	(121)	(124)
Interest expense, net for Manufacturing group	(28)	(26)	(86)	(77)
LIFO inventory provision	(36)	(48)	(116)	(115)
Intangible asset amortization	(7)	(8)	(22)	(24)
Special charges (c)	—	—	—	(4)
Non-service components of pension and postretirement income, net	70	67	210	200
Income from continuing operations before income taxes	322	316	893	858
Income tax expense	(52)	(81)	(155)	(171)
Income from continuing operations	$270	$235	$738	$687
Discontinued operations, net of income taxes	—	(1)	—	(1)
Net income	$270	$234	$738	$686

Diluted earnings per share (EPS)	$1.56	$1.31	$4.23	$3.79

Diluted average shares outstanding	172,532,000	179,150,000	174,572,000	181,303,000

Income from continuing operations and EPS GAAP to Non-GAAP reconciliation:

	Three Months Ended		Nine Months Ended
	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
Income from continuing operations - GAAP	$270	$235	$738	$687
Add: LIFO inventory provision	36	48	116	115
Intangible asset amortization	7	8	22	24
Special charges (c)	—	—	—	4
Total adjustments	43	56	138	143
Income tax on adjustments (d)	(10)	(14)	(34)	(37)
Total adjustments, net of tax	33	42	104	106
Adjusted income from continuing operations - Non-GAAP (b)	$303	$277	$842	$793

Diluted earnings per share - GAAP	$1.56	$1.31	$4.23	$3.79
Add: LIFO inventory provision	0.21	0.26	0.66	0.63
Intangible asset amortization	0.04	0.05	0.13	0.13
Special charges (c)	—	—	—	0.02
Total adjustments	0.25	0.31	0.79	0.78
Income tax on adjustments (d)	(0.05)	(0.07)	(0.20)	(0.20)
Total adjustments, net of tax	0.20	0.24	0.59	0.58
Adjusted diluted earnings per share - Non-GAAP (b)	$1.76	$1.55	$4.82	$4.37

TEXTRON INC.
Revenues by Segment and Reconciliation of Segment Profit to Net Income
(Dollars in millions, except per share amounts)
(Unaudited)
(a)Effective January 4, 2026, the beginning of our 2026 fiscal year, the business activities of the Textron eAviation segment were realigned within Textron's other operating segments resulting in the elimination of the Textron eAviation segment as a separate reporting segment. Under the segment realignment, a significant part of Textron eAviation, including Pipistrel, became part of the Textron Aviation segment to enable the business to more effectively leverage the development, manufacturing and sales expertise at Textron Aviation. In addition, Textron eAviation’s manned and unmanned products for military applications and related research and development activities are included in the results of the Textron Systems segment, which is best suited to provide more direct access to the targeted customer base for these products. Lastly, certain Textron eAviation research and development activities encompassing digital flight control and air vehicle management systems, which we expect will benefit several of our segments, is reported within corporate expenses. The prior period has been recast to reflect the segment realignment.
(b)Segment profit, adjusted income from continuing operations and adjusted diluted earnings per share are non-GAAP financial measures as defined in "Non-GAAP Financial Measures and Outlook" attached to this release.
(c)In the second quarter of 2025, we initiated restructuring actions to reduce operating expenses in the Textron Systems segment in connection with the termination of certain U.S government development programs. We incurred $8 million in special charges, which included $5 million of severance costs and $3 million of contract termination costs. These charges were partially offset by a pre-tax gain of $4 million recognized in the second quarter of 2025 related to the sale of the Powersports business.
(d)Income tax on adjustments is calculated using the U.S. federal statutory tax rate of 21% plus a blended state tax rate.

TEXTRON INC.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	October 3, 2026	January 3, 2026
Assets
Cash and equivalents	$1,610	$1,940
Accounts receivable, net	920	823
Inventories	4,861	4,278
Other current assets	816	872
Net property, plant and equipment	2,589	2,590
Goodwill	2,311	2,321
Other assets	4,550	4,628
Finance group assets	689	677
Total Assets	$18,346	$18,129

Liabilities and Shareholders' Equity
Current portion of long-term debt	$355	$5
Accounts payable	1,300	1,185
Other current liabilities	3,275	3,163
Other liabilities	1,817	1,980
Long-term debt	3,110	3,534
Finance group liabilities	373	387
Total Liabilities	10,230	10,254

Total Shareholders' Equity	8,116	7,875
Total Liabilities and Shareholders' Equity	$18,346	$18,129

TEXTRON INC.
MANUFACTURING GROUP
Condensed Schedule of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
Cash Flows from Operating Activities:
Income from continuing operations	$266	$220	$716	$655
Depreciation and amortization	101	97	291	289
Deferred income taxes and income taxes receivable/payable	55	67	152	93
Pension, net	(60)	(57)	(181)	(174)
Gain on business disposition	—	—	—	(4)
Changes in assets and liabilities:
Accounts receivable, net	11	(180)	(85)	(126)
Inventories	(117)	(153)	(563)	(437)
Accounts payable	72	99	165	262
Other, net	184	255	145	71
Net cash from operating activities	512	348	640	629
Cash Flows from Investing Activities:
Capital expenditures	(102)	(76)	(330)	(210)
Net proceeds from corporate-owned life insurance policies	4	20	7	77
Net proceeds from business disposition	—	—	—	16
Proceeds from sale of property, plant and equipment	—	—	6	9
Other investing activities, net	—	—	—	14
Net cash from investing activities	(98)	(56)	(317)	(94)
Cash Flows from Financing Activities:
Net proceeds from long-term debt	—	—	—	495
Principal payments on long-term debt and nonrecourse debt	(1)	(2)	(76)	(355)
Purchases of Textron common stock	(239)	(206)	(616)	(635)
Dividends paid	(3)	(4)	(10)	(11)
Other financing activities, net	4	16	54	11
Net cash from financing activities	(239)	(196)	(648)	(495)
Total cash flows from continuing operations	175	96	(325)	40
Total cash flows from discontinued operations	(1)	—	(1)	(1)
Effect of exchange rate changes on cash and equivalents	—	(2)	(4)	21
Net change in cash and equivalents	174	94	(330)	60
Cash and equivalents at beginning of period	1,436	1,352	1,940	1,386
Cash and equivalents at end of period	$1,610	$1,446	$1,610	$1,446

Manufacturing cash flow GAAP to Non-GAAP reconciliation:

	Three Months Ended		Nine Months Ended
	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
Net cash from operating activities - GAAP	$512	$348	$640	$629
Less: Capital expenditures	(102)	(76)	(330)	(210)
Add: Total pension contributions	8	9	28	31
Proceeds from sale of property, plant and equipment	—	—	6	9
Manufacturing cash flow before pension contributions - Non-GAAP (a)	$418	$281	$344	$459
(a) Manufacturing cash flow before pension contributions is a non-GAAP financial measure as defined in "Non-GAAP Financial Measures and Outlook" attached to this release.

TEXTRON INC.
Condensed Consolidated Schedule of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
Cash Flows from Operating Activities:
Income from continuing operations	$270	$235	$738	$687
Depreciation and amortization	101	97	291	289
Deferred income taxes and income taxes receivable/payable	39	61	141	85
Pension, net	(60)	(57)	(181)	(174)
Gain on business disposition	—	—	—	(4)
Changes in assets and liabilities:
Accounts receivable, net	11	(180)	(85)	(126)
Inventories	(117)	(153)	(563)	(437)
Accounts payable	72	99	165	262
Captive finance receivables, net	(75)	(4)	(29)	(30)
Other, net	185	251	136	61
Net cash from operating activities	426	349	613	613
Cash Flows from Investing Activities:
Capital expenditures	(102)	(76)	(330)	(210)
Net proceeds from corporate-owned life insurance policies	4	20	7	77
Net proceeds from business disposition	—	—	—	16
Proceeds from sale of property, plant and equipment	—	—	6	9
Finance receivables repaid	6	5	19	22
Finance receivables originated	(4)	(19)	(19)	(40)
Proceeds from the disposition of non-captive assets	—	7	24	66
Other investing activities, net	—	1	4	15
Net cash from investing activities	(96)	(62)	(289)	(45)
Cash Flows from Financing Activities:
Net proceeds from long-term debt	—	—	—	495
Principal payments on long-term debt and nonrecourse debt	(1)	(3)	(76)	(367)
Purchases of Textron common stock	(239)	(206)	(616)	(635)
Dividends paid	(3)	(4)	(10)	(11)
Other financing activities, net	4	16	54	11
Net cash from financing activities	(239)	(197)	(648)	(507)
Total cash flows from continuing operations	91	90	(324)	61
Total cash flows from discontinued operations	(1)	—	(1)	(1)
Effect of exchange rate changes on cash and equivalents	—	(2)	(4)	21
Net change in cash and equivalents	90	88	(329)	81
Cash and equivalents at beginning of period	1,606	1,434	2,025	1,441
Cash and equivalents at end of period	$1,696	$1,522	$1,696	$1,522

TEXTRON INC.
Non-GAAP Financial Measures and Outlook
(Dollars in millions, except per share amounts)
We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures. These non-GAAP financial measures exclude certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures may be useful for period-over-period comparisons of underlying business trends and our ongoing business performance, however, they should be used in conjunction with GAAP measures. Our non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define similarly named measures differently. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. We utilize the following definitions for the non-GAAP financial measures included in this release and have provided a reconciliation of the GAAP to non-GAAP amounts for each measure:
Segment Profit
Segment profit is an important measure used by our chief operating decision maker for evaluating performance and for decision-making purposes. Segment profit for the manufacturing segments excludes the non-service components of pension and postretirement income, net; LIFO inventory provision; intangible asset amortization; interest expense, net for Manufacturing group; certain corporate expenses; gains/losses on major business dispositions; and special charges. The measurement for the Finance segment includes interest income and expense along with intercompany interest income and expense.
Adjusted Income from Continuing Operations, Adjusted Diluted Earnings Per Share and Outlook
Adjusted income from continuing operations and adjusted diluted earnings per share exclude LIFO inventory provision, net of tax; intangible asset amortization, net of tax; special charges, net of tax; and gains/losses on major business dispositions, net of tax. LIFO inventory provision is excluded to reflect the impact on net income as if our inventories were accounted for using a FIFO basis instead of a LIFO basis in order to improve comparability with other companies in our industry who have not elected to use the LIFO inventory costing method. Intangible asset amortization is excluded to improve comparability as the impact of such amortization can vary substantially from company to company depending upon the nature and extent of acquisitions and exclusion of this expense is consistent with the presentation of non-GAAP measures provided by other companies within our industry. Management believes that it is important for investors to understand that these intangible assets were recorded as part of purchase accounting and contribute to revenue generation. We consider items recorded in special charges, such as enterprise-wide restructuring, certain asset impairment charges, and acquisition-related restructuring, integration and transaction costs, to be of a non-recurring nature that is not indicative of ongoing operations.

	Three Months Ended		Nine Months Ended
	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
Income from continuing operations - GAAP	$270	$235	$738	$687
Add: LIFO inventory provision	36	48	116	115
Intangible asset amortization	7	8	22	24
Special charges	—	—	—	4
Total adjustments	43	56	138	143
Income tax on adjustments	(10)	(14)	(34)	(37)
Total adjustments, net of tax	33	42	104	106
Adjusted income from continuing operations - Non-GAAP	$303	$277	$842	$793

Diluted earnings per share - GAAP	$1.56	$1.31	$4.23	$3.79
Add: LIFO inventory provision	0.21	0.26	0.66	0.63
Intangible asset amortization	0.04	0.05	0.13	0.13
Special charges	—	—	—	0.02
Total adjustments	0.25	0.31	0.79	0.78
Income tax on adjustments	(0.05)	(0.07)	(0.20)	(0.20)
Total adjustments, net of tax	0.20	0.24	0.59	0.58
Adjusted diluted earnings per share - Non-GAAP	$1.76	$1.55	$4.82	$4.37

TEXTRON INC.
Non-GAAP Financial Measures and Outlook
(Dollars in millions, except per share amounts)
Adjusted Income from Continuing Operations, Adjusted Diluted Earnings Per Share and Outlook (Continued)

	2026 Outlook
				Diluted EPS
Income from continuing operations - GAAP	$985		$1,000	$5.64		$5.74
Add: LIFO inventory provision		180			1.03
Intangible asset amortization		30			0.17
Total adjustments		210			1.20
Income tax on adjustments		(50)			(0.29)
Total adjustments, net of tax		160			0.91
Adjusted income from continuing operations - Non-GAAP	$1,145	—	$1,160	$6.55	—	$6.65

Manufacturing Cash Flow Before Pension Contributions and Outlook
Manufacturing cash flow before pension contributions adjusts net cash from operating activities (GAAP) for the following:
•Deducts capital expenditures and includes proceeds from insurance recoveries and the sale of property, plant and equipment to arrive at the net capital investment required to support ongoing manufacturing operations;
•Excludes dividends received from Textron Financial Corporation (TFC) and capital contributions to TFC provided under the Support Agreement and debt agreements as these cash flows are not representative of manufacturing operations;
•Adds back pension contributions as we consider our pension obligations to be debt-like liabilities. Additionally, these contributions can fluctuate significantly from period to period and we believe that they are not representative of cash used by our manufacturing operations during the period.
While we believe this measure provides a focus on cash generated from manufacturing operations, before pension contributions, and may be used as an additional relevant measure of liquidity, it does not necessarily provide the amount available for discretionary expenditures since we have certain non-discretionary obligations that are not deducted from the measure.

	Three Months Ended		Nine Months Ended
	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
Net cash from operating activities - GAAP	$512	$348	$640	$629
Less: Capital expenditures	(102)	(76)	(330)	(210)
Add: Total pension contributions	8	9	28	31
Proceeds from sale of property, plant and equipment	—	—	6	9
Manufacturing cash flow before pension contributions - Non-GAAP	$418	$281	$344	$459

	2026 Outlook
Net cash from operating activities - GAAP	$1,294	—	$1,394
Less: Capital expenditures		(550)
Add: Total pension contributions		50
Proceeds from sale of property, plant and equipment		6
Manufacturing cash flow before pension contributions - Non-GAAP	$800	—	$900